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Exhibit 5.1

April 25, 2002

I-many, Inc.
511 Congress Street
Portland, ME 04101

         Re: I-many, Inc. Registration Statement on Form S-8
             -----------------------------------------------

Ladies and Gentlemen:

     I am the Vice President and General Counsel to I-many, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") relating to an aggregate of 25,744 shares of common stock, $.0001 par value per share (the "Shares"), of I-many, Inc., a Delaware corporation (the "Company"), issuable under the Company's Menerva Technologies, Inc. 2000 Stock Incentive Plan (the "Plan").

     I have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of the Plan and all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                    Very truly yours,


                                    /s/ Robert G. Schwartz, Jr.
                                    Robert G. Schwartz, Jr.
                                    Vice President and General Counsel